Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Max Maxfield, WY Secretary of State
FILED: 11/07/2014 03:11 PM
Original ID: 2014-000671226
Amendment ID: 2014-001669482

Profit Corporation
Articles of Amendment

1. Corporation name:

Alumifuel Power Corporation

2. Article(s) IV is amended as follows:

Section 1. The total number of shares of capital stock which the Corporation shall have authority to issue shall consist of an unlimited number of shares of common stock, $0.001 par value per share (the "Common Stock"), and an unlimited number of shares of preferred stock, $0.001 par value per share (the "Preferred Stock").

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

One share of newly issued $0.001 par value Common Stock shall be issued for each 250 issued shares of old $0.001 par value Common Stock (1 for 250) split effective on November 17, 2014.

4. The amendment was adopted on 10/28/2014
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

Received
NOV 3 2014
Secretary of State
Wyoming

OR

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

This amendment was duly adopted by a consent of shareholders representing 55% of the shares of Common Stock and equivalents entitled to vote on October 28, 2014

Signature: [signature]

Date: 11/03/2014 *(mm/dd/yyyy)*

Print Name: Sara Garcia

Title: Authorized Agent

Contact Person: Thomas B Olson, Secretary

Daytime Phone Number: (303) 796-8940 Email: tolson@alumifuelpowercorp.com

Checklist

- ✔ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ✔ The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- ✔ Please submit one **originally signed** document and one exact photocopy of the filing.